UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	April 20, 2021

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street, P.O. Box 638	Elkhart,	Indiana	46515
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, including area code	(574)	294-7511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	PATK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Indenture
On April 20, 2021, Patrick Industries, Inc., an Indiana corporation (the “Company”), the domestic subsidiaries of the Company, as guarantors, and U.S. Bank, National Association, as trustee (the “Trustee”), entered into an Indenture, dated as of April 20, 2021 (the “Indenture”), pursuant to which the Company issued $350 million aggregate principal amount of its 4.750% Senior Notes due 2029 (the “Notes”). The Notes mature on May 1, 2029. Interest on the Notes accrue from April 20, 2021 and is payable semi-annually in cash in arrears on May 1 and November 1 of each year, beginning on November 1, 2021.

The Notes are senior unsecured indebtedness of the Company are:
•equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness;
•senior in right of payment to any existing or future subordinated indebtedness;
•effectively subordinated to all of the Company’s secured indebtedness, including indebtedness under the senior secured credit facility (as defined below), to the extent of the value of the assets securing such indebtedness; and
•structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries.

The Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Company’s current and future wholly-owned domestic subsidiaries that guarantee the obligations of the Company under the senior secured credit facility (each a “Guarantor”). These guarantees are subject to limitation under applicable laws and may be released in certain specified circumstances. The guarantee of each Guarantor is a senior unsecured obligation of that Guarantor and is:
•equal in right of payment with all existing and future unsubordinated indebtedness of that Guarantor;
•senior in right of payment to any existing and future subordinated indebtedness of that Guarantor; and
•effectively subordinated to all secured indebtedness of that Guarantor to the extent of the value of the assets securing such indebtedness, including any such Guarantor’s guarantee of indebtedness under the senior secured credit facility.

The Company may redeem the Notes, in whole or in part, at any time (a) prior to May 1, 2024, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus the make-whole premium set forth in the Indenture, and (b) on or after May 1, 2024, at the redemption prices set forth in the Indenture. In addition, prior to May 1, 2024, the Company may redeem on one or more occasions up to 40% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 104.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date with the net cash proceeds of one or more equity offerings. If the Company experiences specific kinds of changes of control, the Company must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

The Indenture governing the Notes, among other things, limits the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture) to (i) incur additional indebtedness or issue certain preferred shares; (ii) create liens; (iii) pay dividends, redeem stock or make other distributions; (iv) make investments; (v) create restrictions on the ability of its Restricted Subsidiaries to pay dividends to the Company or make other intercompany transfers; (vi) transfer or sell assets; (vii) merge or consolidate; and (viii) enter into certain transactions with affiliates of the Company. These covenants are subject to important qualifications and exceptions described in the Indenture. If, on any date following the date of the Indenture, the Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC and no default has occurred and is continuing under the Indenture, certain of these covenants will be suspended.

The Indenture provides for customary events of default, including (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with certain covenants or agreements in the Notes, the Indenture or related documents (subject to applicable time periods provided for compliance or cure); (iv) default by the Company or any Restricted Subsidiary under their respective debt obligations that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount of $50.0 million or more; (v) failure by the Company or any Restricted Subsidiary to pay final judgments aggregating in excess of $50.0 million, to the extent not paid or covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days; (vi) the guarantee of any Guarantor that is a Significant Subsidiary (as defined in the Indenture), or group of Guarantors that, together, would constitute a Significant Subsidiary, is held in a judicial proceeding to be unenforceable or invalid or ceases for any reason (other than in accordance with the Indenture) to be in full force and effect; and (vii) certain events of bankruptcy or insolvency of the Company or certain of its subsidiaries. If an event of default arising from certain events of bankruptcy or insolvency occurs, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the Trustee or the registered holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes due and payable immediately.

The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

New Credit Agreement

On April 20, 201 (such date the “Closing Date”), the Company entered into a fourth amended and restated credit agreement among the Company, the Guarantors, the lenders from time to time a party thereto and Wells Fargo Bank, National Association (the “New Credit Agreement”), that, among other things, amended and restated the Company’s existing credit agreement and senior secured credit facility (the “Restated Credit Facility”) in its entirety, refinanced the loans thereunder and financed certain acquisitions and other ongoing working capital needs of the Company. The New Credit Agreement has a five year term and consists of (1) a $550 million senior secured revolving credit facility (the “New Secured Revolver”) and (2) a $150 million senior secured term loan facility (the “New Secured Term Loan”; and together with the New Secured Revolver, the “Restated Credit Facility”). The Company will able to increase its borrowing capacity under the New Credit Agreement, subject to certain conditions, by incurring additional senior secured term loans and upsizing the New Secured Revolver in an aggregate principal amount (for all such incremental loans) not to exceed the greater of $250 million and 100% of the Consolidated EBITDA of the Company and certain subsidiaries (calculated as of the Closing Date), plus unlimited additional amounts so long as the Company and its subsidiaries have a consolidated secured net leverage ratio (as further defined in the New Credit Agreement) not to exceed 1.75:1.00 less certain other adjustments to be set forth in the New Credit Agreement.

Borrowings under the Restated Credit Facility are secured by substantially all personal property assets of the Company and certain material domestic subsidiaries thereof. The New Credit Agreement includes certain definitions, terms and reporting requirements including, without limitation, the following provisions:

•The New Secured Term Loan amortizes in equal quarterly installments on the last business day of each of March, June, September and December in an amount equal to: (i) from April 20, 2021 to the third anniversary thereof, 5.00% of the outstanding principal amount of the New Secured Term Loan incurred on the Closing Date per annum, (ii) from the third anniversary of April 20, 2021 to but not including the date of maturity, 10.00% of the outstanding principal amount of the New Secured Term Loan incurred on April 20, 2021, per annum and (iii) at maturity, the remaining outstanding principal amount of such New Secured Term Loan;
•The interest rates for borrowings under the New Secured Revolver and the New Secured Term Loan accrue at a rate equal to (i) the Base Rate plus the Applicable Margin specified in the New Credit Agreement or (ii) the LIBOR Rate plus the Applicable Margin specified in the New Credit Agreement (in each case, as defined in the New Credit Agreement), with a commitment fee (to be based on the Applicable Margin then in effect) payable by the Company on unused but committed portions of the New Secured Revolver;
•The Applicable Margin varies based on the Consolidated Total Net Leverage Ratio (as defined in the New Credit Agreement), ranging from 0.00% to 0.75% for Base Rate loans and from 1.00% to 1.75% for LIBOR Rate loans, and the commitment fee for the unused portion of the New Secured Revolver shall range from 0.15% to 0.225%;
•The New Secured Revolver includes a $25.0 million sub-facility for same day swingline advances bearing interest based upon the Base Rate plus the Applicable Margin;
•The New Secured Revolver includes a $35.0 million sub-facility for the issuance of standby and trade letters of credit, which are subject to certain expiration dates;
•The New Credit Agreement includes negative covenants include customary limitations and restrictions concerning acquisitions, investments, sales of assets, liens on assets, dividends and other payments; and
•The New Credit Agreement includes customary prepayment provisions, representations and warranties, affirmative covenants, negative covenants, and events of default.

The financial covenants applicable to the Restated Credit Facility includes: (a) a maximum consolidated secured net leverage ratio, measured on a quarter-end basis, not to exceed 2.75:1.00 as of the end of each fiscal quarter (or 3.25:1.00 upon the election of the Company, after it has completed a permitted acquisition or series of permitted acquisitions within any 12 calendar month period involving aggregate consideration in excess of $100 million), (b) a minimum consolidated fixed charge coverage ratio, measured on a quarter-end basis, of not less than 1.50:1.00 at the end of each applicable quarter and (c) solely during the six month period prior to the stated maturity date of the Company’s convertible notes due 2023 (the “Convertible Notes”), the Company and its subsidiaries shall be required to maintain liquidity (defined as availability under the New Secured Revolver plus unencumbered cash or cash equivalents) at least equal to the sum of the face amount of the Convertible Notes plus $30 million.
The consolidated secured net leverage ratio is, as of any date of determination, the ratio of (a) the difference of (i) consolidated total indebtedness, minus (ii) unencumbered cash and cash equivalents for the Company and its subsidiaries subject to a limitations to be set forth in the New Credit Agreement, to (b) consolidated adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date of determination. Consolidated total indebtedness for any period includes the sum of : (i) borrowed money, including total debt outstanding under the New Secured Revolver, the New Secured Term Loan and the Convertible Notes; (ii) deferred payment obligations (excluding contingent liabilities related to performance earn-outs associated with a permitted acquisition and certain other exceptions; provided that such liabilities, if no longer contingent, which remain unpaid for 3 Business Days after the date such payment is due shall be included), (iii) capital leases, and (iv) obligations (contingent or otherwise) related to letters of credit.

The consolidated fixed charge coverage ratio under the New Credit Agreement is the ratio of (a) (i) consolidated EBITDA minus (ii) certain permitted restricted payments (as defined in the New Credit Agreement) paid in cash, minus (iii) income taxes paid in cash and minus (iv) unfinanced capital expenditures to (b) consolidated fixed charges (including interest and scheduled principal payments on outstanding indebtedness), in each case, determined on a trailing four quarter basis.

The foregoing summary of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant
The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
(d)    Exhibits

Exhibit 4.1*	Indenture, dated as of April 20, 2021, among Patrick Industries, Inc., the guarantors from time to time party thereto and U.S. Bank, National Association, as Trustee.

Exhibit 10.1*	Fourth Amended and Restated Credit Agreement dated April 20, 2021 by and among the Company, the Guarantors, the lenders from time to time a party thereto and Wells Fargo Bank, National Association.

Exhibit 104	Cover Page Interactive Date File (embedded within the Inline XBRL document)
* Filed herewith
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: April 26, 2021	By:	/s/ James E. Rose
James E. Rose
Principal Accounting Officer